Exhibit 99.1

First Connecticut Bancorp, Inc. Announces Second Quarter 2013 Results

FARMINGTON, Conn., July 29, 2013 – First Connecticut Bancorp, Inc. (the “Company”) (NASDAQ: FBNK), the holding company for Farmington Bank (the “Bank”), reported  net income of $937,000 or $0.06 per diluted share for the quarter ended June 30, 2013 compared to net income of $831,000 or $0.05 per diluted share for the quarter ended June 30, 2012.

“I continue to be pleased with our strategic focus to grow organically in our respective markets. During the quarter we completed our first 10% share buyback and announced a second 10% share buyback. We achieved solid organic loan and deposit growth during a quarter where we successfully completed a full systems conversion and prepared to open our 21st branch, in East Hartford, CT, which opened in July” stated John J. Patrick Jr., First Connecticut Bancorp’s Chairman, President & CEO.

“Our earnings reflect our positive growth momentum, as net interest income increased 2.2% compared to the linked quarter, resulting in net earnings of $0.06 cents per diluted share.”

Financial Highlights

•
Strong organic loan originations totaled approximately $122.0 million during the quarter resulting in a $43.6 million increase in total net loans.  Loan growth was primarily driven by increases in the Commercial Real Estate, Commercial Construction and Residential loan segments.

•	Net interest income increased to $12.9 million in the second quarter of 2013 compared to $12.7 million in the linked quarter.

•
Resort loans decreased $2.8 million to $12.4 million in the second quarter of 2013 compared to the linked quarter and decreased $52.3 million compared to the same period in the prior year as we continue to successfully execute our planned exit of the resort financing market.

•	Net interest margin decreased 5 basis points to 3.02% in the second quarter of 2013 compared to the linked quarter.

•
Net gain on residential loans sold was $1.7 million for the second quarter of 2013 based on $62.7 million in loans sold compared to a net gain of $2.0 million on $61.8 million in loans sold during the linked quarter.

•	Overall deposits increased $76.2 million or 6% in the second quarter of 2013 compared to the linked quarter.

•	Checking accounts grew by 4% or 1,289 net new accounts in the second quarter of 2013.

•
Asset quality remained stable as non-accrual loans remained flat at 0.89% of total loans compared to the linked quarter basis.  Net charge-offs totaled $83,000 for the quarter ended June 30, 2013 and $296,000 for the quarter ended March 31, 2013, a decrease of $213,000.  Loan delinquencies 30 days and greater remained flat at $15.2 million on a linked quarter basis.

•	Our tangible book value grew to $13.80 compared to $13.76 on a linked quarter basis and $13.88 at the quarter ended June 30, 2012.

•
On June 21, 2013, we received regulatory approval to repurchase up to 1,676,452 shares, or 10% of our current outstanding common stock.  Repurchased shares will be held as treasury stock and will be available for general corporate purposes

•
We paid a cash dividend of $0.03 per share on June 20, 2013. This marks the seventh consecutive quarter we have paid a dividend since First Connecticut Bancorp, Inc. became a public company on June 29, 2011.

Second quarter 2013 compared with first quarter 2013

Net interest income

•
Net interest income increased $280,000 to $12.9 million in the second quarter of 2013 compared to the linked quarter due primarily to new loans originated during the quarter in the commercial and residential portfolios.

•	Yield on average interest earning assets decreased 6 basis points from the linked quarter to 3.60% for the quarter ended June 30, 2013.

•	The cost of interest-bearing deposits remained stable at 63 basis points compared to 62 basis points on a linked quarter basis.

Provision for loan losses

•
Provision for loan losses was $256,000 for the quarter compared to $399,000 for the linked quarter and net charge-offs in the quarter were $83,000 or 0.02% to average loans (annualized) compared to $296,000 or 0.08% to average loans (annualized) in the linked quarter.

Noninterest income

•
Total noninterest income decreased $414,000 to $3.1 million compared to the linked quarter primarily due to decreases in net gains on loans sold of $291,000, bank-owned life insurance income of $106,000 and other income of $177,000, partially offset by an increase in fees for customer services of $115,000 compared to the linked quarter.

Noninterest expense

•
Noninterest expense decreased $144,000 to $14.6 million in the second quarter of 2013 compared to the linked quarter.  Excluding one-time costs in the linked quarter, total core noninterest expense increased $489,000 compared to the linked quarter.

•
Salaries and employee benefits on a core basis increased $154,000 compared to the linked quarter primarily due to an increase in incentive compensation and other salary related costs to support our strategic growth.

•	Other operating expenses increased $332,000 or 13%, primarily due to an $84,000 loss on the sale of OREO property, $82,000 in system conversion costs and various other operating costs.

Second quarter 2013 compared with second quarter 2012

Net interest income

•	Net interest income increased to $12.9 million compared to $12.8 million in the second quarter of 2012.

•
Net interest margin decreased 30 basis points in the second quarter of 2013 compared to 3.32% in the second quarter of 2012 primarily due to a historic low rate environment and a $52.3 million decline in the resort loan portfolio.  Excluding resort income for both periods, the net interest margin decreased 19 basis points.

•	The cost of interest-bearing deposits remained relatively stable at 63 basis points compared to 65 basis points on a quarter over quarter basis.

Provision for loan losses

•
Provision for loan losses was $256,000 for the quarter compared to $520,000 for the second quarter of 2012.  The decrease in the provision was primarily due to improvements in the overall asset quality of our loan portfolio.

•	Net charge-offs for the quarter were $83,000 or 0.02% to average loans (annualized) compared to $320,000 or 0.09% to average loans (annualized) in the second quarter of 2012.

Noninterest income

•
Total noninterest income increased $1.1 million to $3.1 million compared to the second quarter of 2012 primarily due to increases in net gains on loans sold of $1.3 million and fees for customer services of $197,000, partially offset with a $386,000 decrease in other income.

•
Other income decreased $386,000 primarily due to a $103,000 write down on loans held for sale, a $154,000 decrease in mortgage banking derivatives and a $111,000 increase in amortization of mortgage servicing rights.

Noninterest expense

•	Noninterest expense increased $1.4 million to $14.6 million in the second quarter of 2013 compared to the second quarter of 2012.

•
Salaries and employee benefits increased $936,000 compared to the second quarter of 2012 primarily due to $454,000 in stock compensation expense related to the 2012 Stock Incentive Plan implemented in September 2012 and increases in compensation and other salary related costs to support our strategic growth.

•
Other operating expenses increased $597,000 compared to the second quarter of 2012 primarily due to $227,000 in directors’ stock compensation expense related to the 2012 Stock Incentive Plan implemented in September 2012, an $84,000 loss on the sale of OREO property, $82,000 in system conversion costs and various other operating costs.

Financial condition

•	Total assets increased $45.9 million or 3% at June 30, 2013 to $1.8 billion compared to March 31, 2013 largely reflecting an increase in loans.

•	Our investment portfolio totaled $115.8 million at June 30, 2013 compared to $111.8 million at March 31, 2013, an increase of $4.0 million.

•
Net loans increased $43.6 million at June 30, 2013 to $1.6 billion compared to March 31, 2013 due to our continued focus on commercial and residential lending which, combined, increased $46.9 million, offset by a $2.8 million decrease in resort loans as we continue our planned exit of the resort financing market.

•	Deposits increased $76.2 million at June 30, 2013 compared to March 31, 2013, primarily due to continued growth in checking accounts, municipal deposits and a recent branch opening.

•	Federal Home Loan Bank of Boston advances decreased $24.8 million to $51.3 million, primarily due to a decrease in overnight borrowings at June 30, 2013 compared to March 31, 2013.

•
Repurchase liabilities increased $6.9 million to $50.3 million at June 30, 2013 primarily due to fluctuations in cash flows in business checking customers using our repurchase agreement product where excess funds are swept daily into a collateralized account.

•
Stockholders’ equity decreased $11.6 million to $231.3 million compared to March 31, 2013 primarily due to the $12.8 million repurchase of common stock at an average stock price of $14.49 completing our first stock buyback during the quarter.

Asset Quality

•	Impaired loans remained stable at $39.2 million at June 30, 2013 and March 31, 2013.

•	Non-accrual loans increased to $14.3 million at June 30, 2013 compared to $13.9 million at March 31, 2013 and remained flat at 0.89% of total loans.

•	At June 30, 2013, the allowance for loan losses represented 1.09% of total loans and 122.20% of non-accrual loans, compared to 1.11% of total loans and 124.59% of non-accrual loans at March 31, 2013.

•	Loan delinquencies 30 days and greater remained flat at $15.2 million at June 30, 2013 compared to March 31, 2013.

Capital and Liquidity

•	The Company remained well-capitalized with an estimated total capital to risk-weighted asset ratio of 17.48% at June 30, 2013.

•	Our tangible book value was $13.80 compared to $13.76 on a linked quarter basis and $13.88 from a year ago.

•
At June 30, 2013, the Company continued to have adequate liquidity including significant unused borrowing capacity at the Federal Home Loan Bank of Boston and the Federal Reserve Bank, as well as access to funding through brokered deposits.

About First Connecticut Bancorp, Inc.

First Connecticut Bancorp, Inc. (NASDAQ: FBNK) is a Maryland-chartered stock holding company, that wholly owns Farmington Bank. Farmington Bank is a full-service, community bank with 21 branch locations throughout central Connecticut. Established in 1851, Farmington Bank is a diversified consumer and commercial bank with an ongoing commitment to contribute to the betterment of the communities in our region. For more information regarding the Bank’s products and services and for First Connecticut Bancorp, Inc. investor relations information, please visit www.farmingtonbankct.com.

Forward Looking Statements

In addition to historical information, this earnings release may contain forward-looking statements for purposes of applicable securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Such forward-looking statements may or may not include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements are subject to numerous assumptions, risks and uncertainties. There are a number of important factors described in documents previously filed by the Company with the Securities and Exchange Commission, and other factors that could cause the Company's actual results to differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. A reconciliation of net income and other performance ratios, as adjusted, is included in the accompanying reconciliation of Non-GAAP Measures table.

We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. Specifically, we provide measures based on what we believe are our operating earnings on a consistent basis and exclude non-core operating items which affect the GAAP reporting of results of operations. We utilize these measures for internal planning and forecasting purposes. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure.

First Connecticut Bancorp, Inc.
Selected Financial Data (Unaudited)

	At or for the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands, except per share data)	2013	2013	2012	2012	2012
Selected Financial Condition Data:

Total assets	$ 1,845,251	$ 1,799,392	$ 1,822,946	$ 1,756,133	$ 1,687,431
Cash and cash equivalents	36,650	34,946	50,641	33,021	36,727
Held to maturity securities	3,003	3,003	3,006	3,007	3,007
Available for sale securities	112,801	108,787	138,241	125,614	130,146
Federal Home Loan Bank of Boston stock, at cost	8,383	8,383	8,939	8,056	7,137
Loans receivable, net	1,588,275	1,544,687	1,520,170	1,485,275	1,415,732
Deposits	1,452,319	1,376,092	1,330,455	1,257,987	1,218,743
Federal Home Loan Bank of Boston advances	51,250	76,000	128,000	125,200	91,000
Total stockholders' equity	231,315	242,869	241,522	242,199	248,105
Allowance for loan losses	17,505	17,332	17,229	17,920	17,927
Non-accrual loans	14,325	13,911	13,782	13,240	13,478
Impaired loans	39,159	39,210	36,857	37,863	39,521

Selected Operating Data:

Interest income	$ 15,381	$ 15,047	$ 16,507	$ 15,780	$ 15,146
Interest expense	2,449	2,395	2,415	2,393	2,347
Net Interest Income	12,932	12,652	14,092	13,387	12,799
Provision for allowance for loan losses	256	399	315	215	520
Net interest income after provision for loan losses	12,676	12,253	13,777	13,172	12,279
Noninterest income	3,124	3,538	4,054	2,145	1,978
Noninterest expense	14,555	14,699	13,411	16,905	13,133
Income (loss) before income taxes	1,245	1,092	4,420	(1,588)	1,124
Provision (benefit) for income taxes	308	279	1,250	(519)	293

Net income (loss)	$ 937	$ 813	$ 3,170	$ (1,069)	$ 831

Performance Ratios (annualized):

Return on average assets	0.20%	0.18%	0.77%	-0.25%	0.20%
Return average equity	1.59%	1.33%	5.62%	-1.74%	1.32%
Interest rate spread (1)	2.84%	2.89%	3.19%	3.09%	3.12%
Net interest rate margin (2)	3.02%	3.07%	3.37%	3.28%	3.32%
Non-interest expense to average assets	3.17%	3.28%	3.01%	3.89%	3.16%
Efficiency ratio (3)	90.65%	90.71%	73.91%	108.84%	88.87%
Average interest-earning assets to average
interest-bearing liabilities	132.30%	132.04%	131.80%	131.75%	131.86%

Asset Quality Ratios:

Allowance for loan losses as a percent of total loans	1.09%	1.11%	1.12%	1.19%	1.25%
Allowance for loan losses as a percent of
non-accrual loans	122.20%	124.59%	125.01%	135.35%	133.01%
Net charge-offs to average loans (annualized)	0.02%	0.08%	0.27%	0.06%	0.09%
Non-accrual loans as a percent of total loans	0.89%	0.89%	0.90%	0.88%	0.94%
Non-accrual loans as a percent of total assets	0.78%	0.77%	0.76%	0.75%	0.80%

Per Share Related Data:

Basic earnings (loss) per share	$ 0.06	$ 0.05	$ 0.19	$ (0.07)	$ 0.05
Diluted earnings (loss) per share	$ 0.06	$ 0.05	$ 0.19	$ (0.07)	$ 0.05
Dividends declared per share	$ 0.03	$ 0.03	$ 0.03	$ 0.03	$ 0.03
Tangible book value	$ 13.80	$ 13.76	$ 13.63	$ 13.47	$ 13.88
Common stock shares outstanding	16,763,516	17,644,449	17,714,481	17,986,596	17,880,200

(1) Represents the difference between the weighted-average yield on average interest-earning assets and the weighted-average cost of the interest-bearing liabilities.
(2) Represents net interest income as a percent of average interest-earning assets.
(3) Represents noninterest expense divided by the sum of net interest income and noninterest income.

First Connecticut Bancorp, Inc.
Selected Financial Data (Unaudited)

	At or for the Three Months Ended

	June 30,		March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2013		2013	2012	2012	2012
Capital Ratios:

Equity to total assets at end of period	12.54%		13.50%	13.25%	13.79%	14.70%
Average equity to average assets	12.83%		13.62%	13.68%	14.19%	15.09%
Total capital to risk-weighted assets	17.48%	*	18.61%	18.78%	19.15%	20.43%
Tier I capital to risk-weighted assets	16.26%	*	17.37%	17.53%	17.90%	19.18%
Tier I capital to total average assets	12.93%	*	13.84%	13.88%	14.24%	15.21%
Total equity to total average assets	12.60%		13.56%	13.56%	13.95%	14.90%

* Estimated

Loans and Allowance for Loan Losses:

Real estate
Residential	$ 625,345		$ 619,741	$ 620,991	$ 605,794	$ 576,228
Commercial	533,072		504,722	473,788	448,684	423,939
Construction	80,198		66,508	64,362	54,909	48,084
Installment	5,384		5,949	6,719	7,372	8,121
Commercial	199,328		200,610	192,210	196,813	180,653
Collateral	1,801		1,945	2,086	2,161	2,165
Home equity line of credit	144,548		143,992	142,543	134,314	126,377
Demand	-		-	25	25	25
Revolving credit	62		73	65	86	89
Resort	12,425		15,252	31,232	49,760	64,755
Total loans	1,602,163		1,558,792	1,534,021	1,499,918	1,430,436
Less:
Allowance for loan losses	(17,505)		(17,332)	(17,229)	(17,920)	(17,927)
Net deferred loan costs	3,617		3,227	3,378	3,277	3,223
Loans, net	$ 1,588,275		$ 1,544,687	$ 1,520,170	$ 1,485,275	$ 1,415,732

Deposits:

Noninterest-bearing demand deposits	$ 275,781		$ 245,912	$ 247,586	$ 221,464	$ 223,820
Interest-bearing
NOW accounts	280,462		234,450	227,205	220,490	181,464
Money market	349,621		352,759	317,030	285,540	272,287
Savings accounts	191,688		186,171	179,290	171,516	178,378
Time deposits	354,767		356,800	359,344	358,977	362,794
Total interest-bearing deposits	1,176,538		1,130,180	1,082,869	1,036,523	994,923
Total deposits	$ 1,452,319		$ 1,376,092	$ 1,330,455	$ 1,257,987	$ 1,218,743

First Connecticut Bancorp, Inc.
Consolidated Statements of Condition

	June 30,	March 31,	December 31,
(Dollars in thousands)	2013	2013	2012
Assets
Cash and cash equivalents	$ 36,650	$ 34,946	$ 50,641
Securities held-to-maturity, at amortized cost	3,003	3,003	3,006
Securities available-for-sale, at fair value	112,801	108,787	138,241
Loans held for sale	4,801	6,601	9,626
Loans, net	1,588,275	1,544,687	1,520,170
Premises and equipment, net	20,767	20,764	19,967
Federal Home Loan Bank of Boston stock, at cost	8,383	8,383	8,939
Accrued income receivable	4,403	4,346	4,415
Bank-owned life insurance	37,952	37,649	37,449
Deferred income taxes	15,918	15,810	15,682
Prepaid expenses and other assets	12,298	14,416	14,810
Total assets	$ 1,845,251	$ 1,799,392	$ 1,822,946
Liabilities and Stockholders' Equity
Deposits
Interest-bearing	$ 1,176,538	$ 1,130,180	$ 1,082,869
Noninterest-bearing	275,781	245,912	247,586
	1,452,319	1,376,092	1,330,455
Federal Home Loan Bank of Boston advances	51,250	76,000	128,000
Repurchase agreement borrowings	21,000	21,000	21,000
Repurchase liabilities	50,262	43,353	54,187
Accrued expenses and other liabilities	39,105	40,078	47,782
Total liabilities	1,613,936	1,556,523	1,581,424

Commitments and contingencies	-	-	-

Stockholders' Equity
Common stock	181	181	181
Additional paid-in-capital	174,342	173,584	172,247
Unallocated common stock held by ESOP	(14,281)	(14,545)	(14,806)
Treasury stock, at cost	(18,524)	(5,713)	(4,860)
Retained earnings	95,605	95,172	94,890
Accumulated other comprehensive loss	(6,008)	(5,810)	(6,130)
Total stockholders' equity	231,315	242,869	241,522
Total liabilities and stockholders' equity	$ 1,845,251	$ 1,799,392	$ 1,822,946

First Connecticut Bancorp, Inc.
Consolidated Statements of Income

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(Dollars in thousands, except per share data)	2013	2013	2012	2013	2012
Interest income
Interest and fees on loans
Mortgage	$ 11,917	$ 11,468	$ 10,882	$ 23,385	$ 21,992
Other	3,233	3,314	3,859	6,547	7,748
Interest and dividends on investments
United States Government and agency obligations	102	139	249	241	515
Other bonds	59	59	60	118	118
Corporate stocks	64	62	70	126	140
Other interest income	6	5	26	11	60
Total interest income	15,381	15,047	15,146	30,428	30,573
Interest expense
Deposits	1,827	1,705	1,643	3,532	3,398
Interest on borrowed funds	401	469	462	870	943
Interest on repo borrowings	180	171	181	351	361
Interest on repurchase liabilities	41	50	61	91	118
Total interest expense	2,449	2,395	2,347	4,844	4,820
Net interest income	12,932	12,652	12,799	25,584	25,753
Provision for allowance for loan losses	256	399	520	655	850
Net interest income
after provision for loan losses	12,676	12,253	12,279	24,929	24,903
Noninterest income
Fees for customer services	1,097	982	900	2,079	1,716
Net gain on sales of investments	36	-	-	36	-
Net gain on loans sold	1,739	2,030	431	3,769	529
Brokerage and insurance fee income	41	32	32	73	57
Bank owned life insurance income	303	409	321	712	640
Other	(92)	85	294	(7)	349
Total noninterest income	3,124	3,538	1,978	6,662	3,291
Noninterest expense
Salaries and employee benefits	8,555	9,034	7,619	17,589	15,043
Occupancy expense	1,126	1,240	1,098	2,366	2,288
Furniture and equipment expense	1,099	1,018	1,112	2,117	2,211
FDIC assessment	311	291	294	602	573
Marketing	610	594	753	1,204	1,359
Other operating expenses	2,854	2,522	2,257	5,376	4,288
Total noninterest expense	14,555	14,699	13,133	29,254	25,762
Income before income taxes	1,245	1,092	1,124	2,337	2,432
Provision for income taxes	308	279	293	587	610
Net income	$ 937	$ 813	$ 831	$ 1,750	$ 1,822

Earnings per share:
Basic and Diluted	$ 0.06	$ 0.05	$ 0.05	$ 0.11	$ 0.11

Weighted average shares outstanding:
Basic and Diluted	15,774,385	16,476,277	16,686,810	16,122,208	16,735,892

First Connecticut Bancorp, Inc.
Consolidated Average Balances, Yields and Rates (Unaudited)

	For The Three Months Ended
	June 30, 2013			March 31, 2013			June 30, 2012
	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost
(Dollars in thousands)
Interest-earning assets:
Loans, net	$ 1,577,565	$ 15,150	3.85%	$ 1,522,812	$ 14,782	3.94%	$1,360,401	$ 14,741	4.35%
Securities	115,280	216	0.75%	126,585	252	0.81%	131,069	370	1.13%
Federal Home Loan Bank of Boston stock	8,383	9	0.43%	8,809	8	0.37%	7,137	9	0.51%
Federal funds and other earning assets	14,317	6	0.17%	11,015	5	0.18%	48,049	26	0.22%
Total interest-earning assets	1,715,545	15,381	3.60%	1,669,221	15,047	3.66%	1,546,656	15,146	3.93%
Noninterest-earning assets	120,623			121,634			117,726
Total assets	$ 1,836,168			$ 1,790,855			$1,664,382

Interest-bearing liabilities:
NOW accounts	$ 266,905	$ 151	0.23%	$ 233,891	$ 135	0.23%	$ 204,611	$ 83	0.16%
Money market	354,914	725	0.82%	336,400	586	0.71%	270,157	488	0.72%
Savings accounts	184,307	73	0.16%	180,440	85	0.19%	174,321	64	0.15%
Certificates of deposit	354,381	878	0.99%	356,422	899	1.02%	368,006	1,008	1.10%
Total interest-bearing deposits	1,160,507	1,827	0.63%	1,107,153	1,705	0.62%	1,017,095	1,643	0.65%
Advances from the Federal Home Loan Bank	68,660	401	2.34%	80,468	469	2.36%	62,869	462	2.95%
Repurchase agreement borrowings	21,000	180	3.44%	21,000	171	3.30%	21,000	181	3.46%
Repurchase liabilities	46,539	41	0.35%	55,573	50	0.36%	63,166	61	0.39%
Total interest-bearing liabilities	1,296,706	2,449	0.76%	1,264,194	2,395	0.77%	1,164,130	2,347	0.81%
Noninterest-bearing deposits	257,670			240,105			210,874
Other noninterest-bearing liabilities	46,292			42,651			38,273
Total liabilities	1,600,668			1,546,950			1,413,277
Stockholders' equity	235,500			243,905			251,105
Total liabilities and stockholders' equity	$ 1,836,168			$ 1,790,855			$1,664,382

Net interest income		$ 12,932			$ 12,652			$ 12,799
Net interest rate spread (1)			2.84%			2.89%			3.12%
Net interest-earning assets (2)	$ 418,839			$ 405,027			$ 382,526
Net interest margin (3)			3.02%			3.07%			3.32%
Average interest-earning assets
to average interest-bearing liabilities		132.30%			132.04%			132.86%

(1) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(3) Net interest margin represents net interest income divided by average total interest-earning assets.

First Connecticut Bancorp, Inc.
Consolidated Average Balances, Yield and Rates (Unaudited)

	For The Six Months Ended June 30,
	2013			2012
	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost
(Dollars in thousands)
Interest-earning assets:
Loans, net	$ 1,550,340	29,932	3.89%	$ 1,338,093	29,740	4.46%
Securities	120,901	468	0.78%	131,695	755	1.15%
Federal Home Loan Bank of Boston stock	8,595	17	0.40%	7,253	18	0.50%
Federal funds and other earning assets	12,675	11	0.18%	57,381	60	0.21%
Total interest-earning assets	1,692,511	30,428	3.63%	1,534,422	30,573	4.00%
Noninterest-earning assets	120,870			117,171
Total assets	$ 1,813,381			$ 1,651,593

Interest-bearing liabilities:
NOW accounts	$ 250,489	286	0.23%	$ 204,771	172	0.17%
Money market	345,486	1,311	0.77%	266,238	1,032	0.78%
Savings accounts	177,825	158	0.18%	167,973	125	0.15%
Certificates of deposit	355,396	1,777	1.01%	374,996	2,069	1.11%
Total interest-bearing deposits	1,129,196	3,532	0.63%	1,013,978	3,398	0.67%
Federal Home Loan Bank of Boston advances	74,531	870	2.35%	62,955	943	3.00%
Repurchase agreement borrowings	21,000	351	3.37%	21,000	361	3.45%
Repurchase liabilities	51,031	91	0.36%	60,617	118	0.39%
Total interest-bearing liabilities	1,275,758	4,844	0.77%	1,158,550	4,820	0.83%
Noninterest-bearing deposits	248,804			203,033
Other noninterest-bearing liabilities	49,041			38,603
Total liabilities	1,573,603			1,400,186
Stockholders' equity	239,778			251,407
Total liabilities and stockholders' equity	$ 1,813,381			$ 1,651,593

Net interest income		25,584			25,753
Net interest rate spread (1)			2.86%			3.17%
Net interest-earning assets (2)	$ 416,753			$ 375,872
Net interest margin (3)			3.05%			3.37%
Average interest-earning assets to average interest-bearing liabilities
		132.67%			132.44%

(1) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(3) Net interest margin represents net interest income divided by average total interest-earning assets.

First Connecticut Bancorp, Inc.
Reconciliation of Non-GAAP Financial Measures (Unaudited)

	At or for the Three Months Ended

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands, except per share data)	2013	2013	2012	2012	2012
Net Income (loss)	$ 937	$ 813	$ 3,170	$ (1,069)	$ 831
Adjustments:
Less: Prepayment penalty fees	(20)	(127)	(771)	(11)	-
Less: Bank-owned life insurance proceeds	-	(108)	(249)	-	-
Less: Pension prior service cost (1)	-	-	(1,208)	-	-
Less: Post retirement service cost (1)	-	-	(279)	-	-
Plus: Accelerated vesting of stock compensation (2)	-	633	-	3,047	-
Total core adjustments before taxes	(20)	398	(2,507)	3,036	-
Tax benefit (provision) - 34% rate	7	(135)	852	(1,032)	-
Total core adjustments after taxes	(13)	263	(1,655)	2,004	-
Total core net income (loss)	$ 924	$ 1,076	$ 1,515	$ 935	$ 831

Total net interest income	$ 12,932	$ 12,652	$ 14,092	$ 13,387	$ 12,799
Less: Prepayment penalty fees	(20)	(127)	(771)	(11)	-
Total core net interest income	$ 12,912	$ 12,525	$ 13,321	$ 13,376	$ 12,799

Total noninterest income	$ 3,124	$ 3,538	$ 4,054	$ 2,145	$ 1,978
Less: Bank-owned life insurance proceeds	-	(108)	(249)	-	-
Total core noninterest income	$ 3,124	$ 3,430	$ 3,805	$ 2,145	$ 1,978

Total noninterest expense	$ 14,555	$ 14,699	$ 13,411	$ 16,905	$ 13,133
Plus: Pension prior service cost (1)	-	-	1,208	-	-
Plus: Post retirement service cost (1)	-	-	279	-	-
Plus: Loss on sale of non-strategic properties	-	-	-	394	-
Less: Accelerated vesting of stock compensation (2)	-	(633)	-	(3,047)	-
Total core noninterest expense	$ 14,555	$ 14,066	$ 14,898	$ 14,252	$ 13,133

Core earnings per common share, diluted	$ 0.06	$ 0.07	$ 0.09	$ 0.06	$ 0.05

Core return on assets (annualized)	0.20%	0.24%	0.34%	0.22%	0.20%
Core return on equity (annualized)	1.57%	1.76%	2.45%	1.52%	1.32%
Efficiency ratio (3)	90.76%	87.97%	87.03%	91.82%	89.03%

(1) Represents recognizing the unrecognized prior service cost as a result of the freeze of the Company's non-contributory defined benefit and other post-retirement plans.

(2) Represents the passing of a key executive in the first quarter of 2013 and 20% vesting of the 2012 Stock Incentive Plan in the third quarter of 2012.

(3) Represents core noninterest expense divided by the sum of core net interest income and core noninterest income.